                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                       [UNIFAB INTERNATIONAL, INC. LOGO]

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2001
                             ---------------------

DATE:                   Friday, June 1, 2001
TIME:                   10:00 A.M. C.D.T.
PLACE:                  5007 Port Road, New Iberia, Louisiana
PURPOSE:                - To elect one director;
                        - To ratify the appointment of Ernst & Young LLP as our
                          independent auditors to audit our financial statements
                          for 2001; and
                        - To transact such other business as may properly come
                          before the annual meeting.
RECORD DATE:            Close of business on April 2, 2001

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
May 7, 2001

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2001

     We will begin mailing this proxy statement to our shareholders on or about May 7, 2001.

     We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors for use at our 2001 annual meeting of shareholders to be held on Friday, June 1, 2001, at 10:00 A.M. C.D.T. at our offices, 5007 Port Road, New Iberia, Louisiana.

     Our annual meeting is being held this year approximately three months ahead of the schedule we have customarily followed in past years because we have elected to change our fiscal year from one that ends on March 31 to one that ends on December 31. This is discussed further on page 3, below.

WHO CAN VOTE

     If you held any of our common stock at the close of business on April 2, 2001, then you are entitled to notice of and to vote at our 2001 annual meeting. On that date 8,132,283 shares of our common stock were outstanding.

QUORUM

     The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. For purposes of determining a quorum, we will count as present shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes. A broker non-vote occurs when a broker, or the broker's nominee, who holds common stock for a beneficial owner does not vote on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. One or more inspectors of election will count votes cast at the annual meeting. One director will be elected by a plurality of the shares voted (that is, the nominee receiving the largest number of votes will be elected). All other matters voted on will be decided by a majority of the votes actually cast, except as otherwise provided by statute, our articles of incorporation and our bylaws.

     Abstentions and broker non-votes are not considered as cast in the director election or as to any matter expected to come before the annual meeting and will have no effect on the outcome.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the annual meeting, whether or not you attend in person.

  Granting Your Proxy

     If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications on your proxy, your stock will be voted in favor of the proposed director nominee and for the ratification of the appointment of auditors.

     We expect no matter to be presented for action at the 2001 annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the annual meeting.

  Revoking Your Proxy

     If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 2001 annual meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock and, upon their request, we will reimburse such persons for reasonable out-of-pocket expenses incurred in doing so.

SHAREHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to Peter J. Roman, Secretary, UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562 by January 7, 2002. Proxies solicited on behalf of our board of directors for next year's annual meeting will confer discretionary authority to vote with respect to any matter properly submitted by a shareholder for action at next year's annual meeting if we do not receive notice of the matter on or before March 25, 2002.

                              ELECTION OF DIRECTOR

     Our articles of incorporation and by-laws provide for a board of directors of four natural persons, divided into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The term of office of the Class I director will expire at the 2001 annual meeting.

     Our board of directors has nominated the Class I director named below to serve for an additional three-year term expiring in 2004 and recommends that shareholders vote FOR the re-election of the nominee. In the absence of contrary instructions, the proxy holders will vote for the election of the nominee listed below. In the unanticipated event that the nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the board of directors.

     In recent years our board of directors has consisted of either five or six members, but this number has been reduced by the resignation in March, 2001 of one of our directors. Our board of directors intends, after the 2001 annual meeting, to add one or more new members to the current board at such time as qualified candidates for board membership have been identified and selected.

     The following table sets forth as of December 31, 2000, for the nominee and each of our other directors, his age, position, and principal occupation and employment during the past five years, his directorships in other public corporations, and the year that he was first elected a director of our company or its predecessor.

                                           PRINCIPAL OCCUPATION AND DIRECTORSHIPS IN   DIRECTOR
NAME AND AGE                                       OTHER PUBLIC CORPORATIONS            SINCE
------------                               -----------------------------------------   --------
NOMINEE FOR ELECTIONAS CLASS I DIRECTOR (FOR TERM EXPIRING IN 2004)

Perry Segura, 71.........................  Mr. Segura is a director of our company.      1980
                                           Mr. Segura is an architect and real
                                           estate developer. Mr. Segura has served
                                           as Chairman of the Board of Supervisors
                                           of Louisiana State University since 1997
                                           and was its Vice Chairman from 1996 to
                                           1997.

CONTINUING CLASS II DIRECTORS (TERM EXPIRES IN 2002)

Charles E. Broussard, 75.................  Mr. Broussard is a director of our            1980
                                           company. Mr. Broussard is also Chairman
                                           of the Board and Chief Executive Officer
                                           of Flying J. Ranch, Inc., a Louisiana
                                           cattle and rice farm.

George C. Yax, 59........................  Mr. Yax is a director of our company. Mr.     1997
                                           Yax was a co-founder of Ceanic
                                           Corporation (formerly, American Oilfield
                                           Divers, Inc.), a provider of subsea
                                           products and services to the offshore oil
                                           and gas industry, and served as its
                                           Chairman of the Board until its sale in
                                           August, 1998.

CONTINUING CLASS III DIRECTOR (TERM EXPIRES IN 2003)

Dailey J. Berard, 71.....................  Mr. Berard is the founder of our company.     1980
                                           Mr. Berard serves as our Chairman of the
                                           Board, President and Chief Executive
                                           Officer.

     Our board of directors has primary responsibility for directing our management and affairs. On June 20, 2000, our board of directors elected to change our fiscal year cycle from one that ends on March 31 to one that ends on December 31. Our last full fiscal year on the previous cycle was from April 1, 1999 to March 31, 2000 ("fiscal 2000"). The change in our fiscal year cycle resulted in a nine-month transition period from April 1, 2000 to December 31, 2000 ("transition 2000"). Our next full fiscal year will be from January 1, 2001 to December 31, 2001. During transition 2000, our board of directors held 4 meetings. Each director attended 75% or more of the aggregate number of meetings of the board of directors and committees of which he was a member held during transition 2000.

     To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of UNIFAB or any of its subsidiaries.

                                                                                               NUMBER OF
                                                                                                MEETINGS
                                                                                                HELD IN
                                                                                               TRANSITION
AUDIT COMMITTEE MEMBERS                        FUNCTIONS OF THE COMMITTEE                         2000
-----------------------                        --------------------------                      ----------
Perry Segura                - Reviews our financial statements and annual audit                    3
George C. Yax               - Meets with our independent auditors to review our internal controls and financial management practices
                            - Exercises general oversight of the integrity and reliability of our accounting and financial reporting practices and the
                              effectiveness of our System of internal controls

                                                                                                   NUMBER OF
                                                                                                    MEETINGS
                                                                                                    HELD IN
                                                                                                   TRANSITION
COMPENSATION COMMITTEE MEMBERS                     FUNCTIONS OF THE COMMITTEE                         2000
------------------------------                     --------------------------                      ----------
Charles E. Broussard            - Analyzes, reviews and makes recommendations to our board             3
George C. Yax                     concerning compensation programs
                                - Administers our long-term incentive plan

DIRECTOR COMPENSATION

     Each director who is not also an employee of the company receives an annual fee of $12,000 for his services as a director. We reimburse all directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

     In addition, in each year during which our long-term incentive plan is in effect and a sufficient number of shares are available under the plan, on the day of each annual meeting of shareholders, each non-employee director will receive an option to purchase up to 2,500 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. The compensation committee determines the exact number of shares subject to the option. Each stock option will be fully exercisable on the date of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened. In accordance with this arrangement, on September 14, 2000, we granted each non-employee director an option to buy 2,500 shares of our common stock at an exercise price of $11.31, the fair market value of our common stock on that date.

                                STOCK OWNERSHIP

     The following table sets forth, as of December 31, 2000, certain information regarding beneficial ownership of our common stock by (1) each of our directors, (2) each of our executive officers for whom compensation information is disclosed under the heading "Executive Compensation" below, and
(3) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to us by them.

                                                        NUMBER OF SHARES             PERCENT OF
NAME OF BENEFICIAL OWNER                              BENEFICIALLY OWNED(1)   OUTSTANDING COMMON STOCK
------------------------                              ---------------------   -------------------------
Dailey J. Berard....................................         538,719(2)                  6.5
Charles E. Broussard................................         421,934(3)                  5.2
Vincent J. Cuevas...................................          84,712(4)                  1.0
Philip J. Patout....................................         243,259                     3.0
Perry Segura........................................         459,477(5)                  5.6
George C. Yax.......................................          20,000                       *
All directors and executive officers as a group
  (7 persons).......................................       1,803,642                    21.6

---------------

 *  Less than 1%.

(1) Includes shares that could be acquired within sixty days after December 31, 2000, upon the exercise of options granted pursuant to our stock option plan, as follows: Mr. Berard, 108,333 shares; Mr. Broussard, 10,000 shares; Mr. Cuevas, 25,000 shares; Mr. Patout, 10,000 shares; Mr. Segura, 10,000 shares; Mr. Yax, 10,000 shares; all directors and executive officers as a group (7 persons), 207,333 shares.

(2) Includes 15,700 shares owned by Mr. Berard's spouse. Mr. Berard's address is c/o UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562.

(3) Includes 151,900 shares owned by a company controlled by Mr. Broussard, 254,534 shares owned by a limited liability company controlled by Mr. Broussard and 500 shares owned by his spouse. Mr. Broussard's address is 23604 South Louisiana Highway 82, Kaplan, Louisiana 70548.

(4) Includes 3,000 shares held by the custodian of an individual retirement account for the benefit of Mr. Cuevas.

(5) Includes 373,591 shares owned by a company controlled by Mr. Segura. Mr. Segura's address is 712 Darby Lane, New Iberia, Louisiana 70560.

                             EXECUTIVE COMPENSATION

     The following table provides you with information about the compensation we paid in transition 2000 (April 1, 2000 to December 31, 2000), fiscal 2000 (April 1, 1999 to March 31, 2000), fiscal 1999 (April 1, 1998 to March 31, 1999), and fiscal 1998 (April 1, 1997 to March 31, 1998) to our chief executive officer and our other executive officer whose individual salary and bonus for the calendar year 2000 exceeded $100,000 in the aggregate (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION   SECURITIES
                                        FISCAL   -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY     BONUS     OPTIONS(#)   COMPENSATION(1)
---------------------------             ------   --------   --------   ----------   ---------------
Dailey J. Berard......................   2000*   $135,000   $      0     40,000         $2,700
  President and Chief Executive          2000     180,000          0          0          3,600
     Officer                             1999     180,000     75,600     30,000          3,600
                                         1998     206,681    429,120     65,000          8,276
Vincent J. Cuevas(2)..................   2000*    100,254          0     30,000          2,857
  Vice President                         2000     130,330          0          0          3,760
                                         1999      83,433          0     15,000          2,498

---------------

 *  Transition 2000 (April 1, 2000 to December 31, 2000).

(1) Comprised of our contributions to our 401(k) Plan and interest, at the prime rate as quoted by the Chase Manhattan Bank from time to time, earned on deferred bonus compensation:

                                                                                     INTEREST ON DEFERRED
NAME                                              PERIOD        PLAN CONTRIBUTIONS       COMPENSATION
----                                              ------        ------------------   --------------------
Dailey J. Berard............................  transition 2000        $ 2,700                $    0
                                                  fiscal 2000          3,600                     0
                                                  fiscal 1999          3,600                     0
                                                  fiscal 1998          3,219                 5,057
Vincent J. Cuevas...........................  transition 2000          2,857                     0
                                                  fiscal 2000          3,760                     0
                                                  fiscal 1999          2,498                     0

(2) Mr. Cuevas began employment with us in July, 1998.

STOCK OPTION GRANTS

     The following table provides you with information about all stock options that we granted in transition 2000 (April 1, 2000 to December 31, 2000) to each of the Named Executive Officers. No stock options were granted by us to either of the Named Executive Officers in fiscal 2000 (April 1, 1999 to March 31,
2000).

                             OPTION GRANTS IN 2000

                                                                                                GRANT DATE
                                                     INDIVIDUAL GRANTS                            VALUE
                              ---------------------------------------------------------------   ----------
                                NUMBER OF
                               SECURITIES       % OF TOTAL
                               UNDERLYING     OPTIONS GRANTED                                   GRANT DATE
                                 OPTIONS      TO EMPLOYEES IN   EXERCISE OR BASE   EXPIRATION    PRESENT
NAME                          GRANTED(#)(1)   TRANSITION 2000     PRICE ($/SH)        DATE      VALUE $(2)
----                          -------------   ---------------   ----------------   ----------   ----------
Dailey J. Berard............     40,000             9.3%             $7.12          08/08/10     $124,800
Vincent J. Cuevas...........     30,000             7.0%              7.12          08/08/10       93,600

---------------

(1) One-third of each of the stock options that we granted in transition 2000 to our Named Executive Officers were exercisable on the grant date, an additional one-third of those stock options will become exercisable on the first anniversary of the grant date, and the remaining one-third of those stock options will become exercisable on the second anniversary of the grant date. The stock options will, however, become immediately exercisable in their entirety if (a) under certain circumstances, any individual, entity or group acquires beneficial ownership of more than 30% of our outstanding shares of common stock; (b) under certain circumstances, the composition of our board of directors is changed;
    (c) under certain circumstances, our shareholders approve of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets; or (d) our shareholders approve of our complete liquidation or dissolution. Our compensation committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of any of the events described above, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or certain securities, making equitable adjustments to stock options or providing that outstanding stock options will become options relating to securities to which a participant would have been entitled in connection with any of the events described above if the stock options had been exercised.

(2) We used the Black-Scholes option pricing model to determine the grant date present value of the stock options that we granted in transition 2000 to our Named Executive Officers. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $3.12. We used the following facts and assumptions in making such calculation: (a) an exercise price of $7.12 for each such stock option; (b) a fair market value of $7.12 for one share of common stock on the date of grant; (c) no dividend payments on our common stock; (d) a stock option term of 10 years; (e) a stock volatility of 74.5%, based on an analysis of monthly closing stock prices of shares of our common stock during a 152-week period; and (f) an assumed risk-free interest rate of 6.28%, which is equivalent to the yield on a 2-year treasury note on the grant date. We applied no other discounts or restrictions related to vesting or the likelihood of vesting of stock options. We multiplied the resulting grant date present value of $3.12 for each stock option by the total number of stock options granted to each of our Named Executive Officers to determine the total grant date present value of such stock options granted to each of our Named Executive Officers.

OUTSTANDING STOCK OPTIONS

     The following table provides you with information about all outstanding stock options held by each of the Named Executive Officers as of December 31, 2000. None of our Named Executive Officers exercised stock options in either fiscal 2000 (April 1, 1999 to March 31, 2000) or transition 2000 (April 1, 2000 to December 31, 2000).

                   AGGREGATED OPTIONS AS OF DECEMBER 31, 2000

                                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                    OPTIONS AT 12/31/00(#)          AT 12/31/00(1)
                                                   -------------------------   -------------------------
                                                   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                   -------------------------   -------------------------
Dailey J. Berard.................................       108,333/26,667              $91,733/$63,467
Vincent J. Cuevas................................        25,000/20,000               53,800/ 47,600

---------------

(1) Based on the difference between the closing sales price of our common stock of $9.50 on December 29, 2000, as reported by the Nasdaq National Market and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000 (April 1, 1999 to March 31, 2000) and transition 2000 (April 1, 2000 to December 31, 2000), Messrs. Broussard and Yax served on our compensation committee. No member of the committee has ever served as an officer or employee of our company or any of our subsidiaries. In fiscal 2000 and transition

2000, none of our executive officers served as a director or member of the compensation committee of any other entity of whose executive officers served on our board of directors or on our compensation committee.

CERTAIN TRANSACTIONS

     In connection with our acquisitions in July, 1998, of all the capital stock of Allen Tank, Inc. and LATOKA USA, Inc. by means of mergers of those corporations into two of our subsidiaries, we granted to William A. Hines, a shareholder of Allen Tank, Inc. and LATOKA USA, Inc. who subsequently served as one of our directors from July, 1998 to March, 2001, a one-time limited right to require us to register the sale of all or a portion of his shares of common stock under the Securities Act of 1933. Mr. Hines has agreed to pay all the expenses of such demand registration up to $200,000, and we have agreed to pay all the expenses, other than underwriting fees, discounts and commissions, in excess of $200,000. In addition, we granted to each of the Allen Tank, Inc. and LATOKA USA, Inc. shareholders, including Mr. Hines and Vincent J. Cuevas, who subsequently became one of our executive officers, a one-time limited right to include all or a portion of his shares of our common stock in a registration statement otherwise being filed by us to register the sale of our common stock under the Securities Act of 1933. On October 26, 2000, we filed a registration statement under the Securities Act of 1933 to register the sale of our common stock by certain of our other shareholders, and Mr. Hines elected to include all his shares of common stock in that registration statement. In accordance with our agreement, we paid all the expenses of that registration, other than underwriting fees, discounts and commissions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our compensation committee has the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our employee benefit plans. Two of our directors, Charles E. Broussard and George C. Yax, comprise the compensation committee. Neither Mr. Broussard nor Mr. Yax is a present or former officer or employee of our company.

     Our executive compensation consists primarily of (1) salaries, (2) annual cash incentive bonuses and (3) long-term incentive compensation in the form of stock options granted under our long-term incentive plan. The annual salary of Dailey J. Berard, our President and Chief Executive Officer, is set at $180,000 in his employment agreement, which was negotiated between our board of directors and Mr. Berard. The salaries of our other executive officers are based on their levels of responsibility and the subjective assessment of their performance.

     The amount of the annual bonus, if any, payable to Dailey J. Berard is determined in accordance with the terms of his employment agreement, which provides that he will be entitled to receive, as an annual incentive bonus, a percentage of his annual salary ranging from 50% to 100%, depending on the percentage net income return on our capital. We must achieve a minimum 15% net income return on capital for Mr. Berard to receive a minimum bonus of 50% of his annual salary, and Mr. Berard may receive the maximum bonus of 100% of his annual salary if we achieve a 30% or greater percentage net income return on capital. We did not achieve a minimum 15% net income return on capital in either fiscal 2000 (April 1, 1999 to March 31, 2000) or transition 2000 (April 1, 2000 to December 31, 2000); accordingly, Mr. Berard was not paid a bonus for either of those periods. We have included the amounts of incentive bonuses awarded to Mr. Berard in fiscal 1999 and fiscal 1998 in the "Summary Compensation Table" under the heading "Executive Compensation."

     We have adopted an executive compensation program for our other executive officers that ties a portion of executive compensation to our short-term performance. Under this program, executive officers and other key employees are entitled to receive, as an annual incentive bonus, a percentage of their respective annual salary ranging from 22.5% to 70%, depending on the percentage net income return on our capital. We must achieve a minimum 10% net income return on our capital for any of them to receive a minimum bonus of 22.5% of annual salary, and each of them may receive the maximum bonus of 70% of annual salary if we achieve a 30% or greater percentage net income return on capital. We did not achieve a minimum 10% net income return on capital in either fiscal 2000 or transition 2000; accordingly, we did not pay a bonus for either of those periods to any of our executive officers.

     We also provide long-term incentives to our executive officers in the form of stock options granted under our long-term incentive plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of our common stock and to align our executive officers' financial interests with that of our shareholders. We based the sizes of awards to each of our executive officers in transition 2000 on the position of each participating officer and a subjective assessment of each participant's individual performance. No stock options were granted in fiscal 2000 to our executive officers. The table entitled "Option Grants in Transition 2000" under the heading "Executive Compensation" sets forth the stock options granted in transition 2000 to certain of our executive officers. We have also included the number of securities underlying stock options granted to certain of our executive officers in fiscal 1999 and 1998 in the "Summary Compensation Table" under the heading "Executive Compensation."

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. None of our executive officers reached the deductibility limitation for fiscal 2000 or transition 2000. Our compensation committee believes that the stock options granted to our executive officers, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). Our compensation committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

                           The Compensation Committee

                Charles E. Broussard                George C. Yax

PERFORMANCE GRAPH

     Our common stock initially traded publicly on September 19, 1997, during our fiscal year ended March 31, 1998. On June 20, 2000, our board of directors elected to change our fiscal year cycle from one that ends on March 31 to one that ends on December 31. Our last full fiscal year on the previous cycle was from April 1, 1999 to March 31, 2000. The change in our fiscal year cycle resulted in a nine-month transition period from April 1, 2000 to December 31, 2000.

     The following graph compares the cumulative total shareholder return on our common stock from September 19, 1997 to December 31, 2000 with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on September 19, 1997 in our common stock and in each of the indexes and on the assumption that dividends were reinvested. The assumed $100.00 investment in our common stock is made at $32.00 per share, the closing price on September 19, 1997, the first day of trading after the effective date of our initial public offering. Our common stock was sold in the initial public offering at $18.00 per share.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  UNIFAB INTERNATIONAL, INC., S&P 500 INDEX &
                   S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX
[PERFORMANCE GRAPH]

                                                                           S&P OIL & GAS (DRILLING &
                                                        S&P 500                EQUIPMENT) INDEX        UNIFAB INTERNATIONAL, INC.
                                                        -------            -------------------------   --------------------------
September 19, 1997                                      100.00                      100.00                      100.00
March 31, 1998                                          116.87                       94.56                       54.69
March 31, 1999                                          138.44                       73.16                       25.39
March 31, 2000                                          163.29                       98.40                       25.00
December 31, 2000                                       145.10                      103.25                       29.69

                                            SEPTEMBER 19,   MARCH 31,   MARCH 31,   MARCH 31,   DECEMBER 31,
                                                1997          1998        1999        2000          2000
                                            -------------   ---------   ---------   ---------   ------------
UNIFAB International, Inc. ................    $100.00       $ 54.69     $ 25.39     $ 25.00      $ 29.69
S&P 500....................................     100.00        116.87      138.44      163.29       145.10
S&P Oil & Gas (Drilling & Equipment)
  Index....................................     100.00         94.56       73.16       98.40       103.25

ASSUMES $100 INVESTED ON SEPTEMBER 19, 1997 IN UNIFAB INTERNATIONAL, INC. COMMON STOCK, S&P 500 INDEX & S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

        2 2
         K       UNIFAB International, Inc.

        2 2
         M       S&P 500

        2 2
         O       S&P Oil & Gas (Drilling &
                 Equipment) Index

AUDIT COMMITTEE REPORT

     Our audit committee is currently composed of two directors and currently has one vacancy as a result of the resignation in March, 2001, of a member of the board of directors. The board of directors intends to fill the vacancy with a qualified director as soon as possible. The current members of our committee are independent, as defined in the National Association of Securities Dealers listing standards. The committee operates under a written charter approved by the committee and adopted by the board of directors. The charter describes the functions performed by the committee and is attached to this proxy statement as Appendix A. The following is the report of our audit committee.

  Financial Statement Review; Discussions with Management and Independent
  Auditors

     We have reviewed and discussed the company's audited financial statements for fiscal 2000 (April 1, 1999 to March 31, 2000) and transition 2000 (April 1, 2000 to December 31, 2000) with management and the company's independent auditors. Management represented to us that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence from the company and management. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, we have discussed with the independent auditors the overall scope and plans for their audit, and have met with the independent auditors and management to discuss the results of their examination, their understanding and evaluation of the company's internal controls as they considered necessary to support their opinions on the financial statements for fiscal 2000 and the financial statements for transition 2000, and various factors affecting the overall quality of the company's financial reporting. The independent auditors also have had opportunities to meet with us without management being present to discuss any of these matters.

     Based on these reviews and discussions, we recommended to the board of directors that the financial statements for fiscal 2000 referred to above be included in the company's annual report on Form 10-K for fiscal 2000 and that the financial statements for transition 2000 referred to above be included in the company's annual report on Form 10-K for transition 2000. We also recommended, subject to the approval of the company's shareholders, the selection of Ernst & Young LLP as the independent auditors of the company's financial statements for 2001.

  Consideration of Auditors' Independence

     We have considered whether the provision of the services covered under the sections below entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" for fiscal 2000 and transition 2000 is compatible with maintaining the auditors' independence and have discussed with the auditors their independence from the company and management.

                              The Audit Committee

                   Perry Segura                 George C. Yax

                            APPOINTMENT OF AUDITORS

RATIFICATION

     Our board of directors seeks shareholder ratification of its appointment of Ernst & Young LLP to act as the independent auditors of our financial statements for 2001. Our board has not determined what, if any, action it would take should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at our 2001 annual meeting to respond to appropriate questions. The Ernst & Young LLP representatives will also have an opportunity to make a statement.

FEES FOR ACCOUNTING SERVICES

     Audit Fees. The independent auditors billed the company $60,045 for the audit of the company's financial statements for fiscal 2000. The independent auditors billed the company $50,810 for the audit of the company's financial statements for transition 2000.

     Financial Information Systems Design and Implementation Fees. The company did not incur any fees for financial information systems design and implementation services for fiscal 2000 or transition 2000.

     All Other Fees. The independent auditors billed the company $3,015 for all other services, including audit related services, for fiscal 2000. The independent auditors billed the company $19,800 for all other services, including audit related services, for transition 2000. Audit related services include services in connection with business acquisitions, accounting consultations, and registration statements filed under the securities laws.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
May 7, 2001

                                                                      APPENDIX A

                                   CHARTER OF
                             THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                           UNIFAB INTERNATIONAL, INC.

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder's approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                           UNIFAB INTERNATIONAL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

     [                                                                      ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED BELOW AND FOR PROPOSAL 2.

                                   FOR               WITHHOLD AUTHORITY
                             the nominee listed   to vote for the nominee
                                to the left          listed to the left
1. Election of the
   nominee for director.
   Nominee:  Perry Segura          [ ]                      [ ]


                                   FOR     AGAINST    ABSTAIN
2. Ratification of appointment     [ ]       [ ]        [ ]
   of Ernst & Young LLP as
   independent auditors.

3. In their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                     ____________________________________________________, 2001
                     Signature of Shareholder               Date


                     ____________________________________________________, 2001
                     Signature if held jointly              Date

                     Note: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           UNIFAB INTERNATIONAL, INC.

     The undersigned hereby constitutes and appoints Daily J. Berard and Peter
J. Roman or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of UNIFAB International, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on April 2, 2001, at the annual meeting of shareholders of the Company to be held on June 1, 2001 (the "Annual Meeting"), and at all adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE AND "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (PLEASE SEE REVERSE SIDE)